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                                                                                                                          EXHIBIT 3
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  MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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      Date Received                                                                 (FOR BUREAU USE ONLY)

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Name     Timothy E. Kraepel, Esq.
         Howard & Howard Attorneys, P.C.
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Address  The Pinehurst Office Center, Suite 101
         1400 North Woodward Avenue
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 City                       State                     Zip
Bloomfield Hills            MI                        48304-2856
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 Document will be returned to the name and address you enter above.

          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1.      The present name of the corporation is: Southern Michigan Bancorp, Inc.


2.      The identification number assigned by the Bureau is: 242-955


3.      The location of its registered office is:

        51 West Pearl                                           Coldwater                                    MICHIGAN      49036
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        (Street Address)                                        (City)                                           (ZIP Code)

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4.      Article III of the Articles of Incorporation is hereby amended to read as follows:

        See Attachment A hereto.

        Article VII of the Articles of Incorporation is deleted in its entirety.

        A new Article XI is added to the Articles of Incorporation to read as set forth in Attachment B hereto.

        A new Article XII is added to the Articles of Incorporation to read as set forth in Attachment C hereto.


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5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation were duly adopted on
the   day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this               day of                                       , 19
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--------------------------------              ----------------------------------
       (Signature)                                       (Signature)


--------------------------------              ----------------------------------
  (Type or Print Name)                                 (Type or Print Name)


--------------------------------              ----------------------------------
       (Signature)                                          (Signature)


--------------------------------              ----------------------------------
  (Type or Print Name)                                 (Type or Print Name)




6. FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on 20th day of April, 1998, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[X]      at a meeting.  The necessary votes were cast in favor of the amendment.

[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
         Section 407(1) and (2) of the Act if a nonprofit corporation, or
         Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[ ] by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                                Signed this 20th day of April, 1998




                                By: /s/ James T.Grohalski
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                                   James T. Grohalski, Executive Vice President
                                                   and Secretary
                                          (Type or Print Name and Title)


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7. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS
ORGANIZED ON A DIRECTORSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of _______, 19__ , by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)


         at a meeting.  The necessary votes were cast in favor of the amendment.
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         by written consent of all directors pursuant to Section 525 of the Act.
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         Signed this               day of                          , 19
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                            By
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                              (Signature of President, Vice-President,
                               Chairperson or Vice-Chairperson)


                              -------------------------------------------------
                                        (Type or Print Name)


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         Name of Person or Organization             Preparer's Name and Business
         Remitting Fees:                            Telephone Number:

         Howard & Howard Attorneys, P.C.            Timothy E. Kraepel, Esq.

                                                                  (248) 723-0347


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                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided 5. into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after 6. the date of delivery, may be stated as an additional article.

7. If the amendment is adopted before the first meeting of the board of directors, Item 5 must be completed and signed in ink 7. by at least a majority of the incorporators listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a nonprofit corporation. If the amendment is otherwise adopted, Item 6 or 7 must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

8. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

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
     NON-REFUNDABLE FEE ........................................................................                           $10.00
     TOTAL MINIMUM FEE .........................................................................                           $10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
     each additional 20,000 authorized shares or portion thereof ...............................               $30.00
     maximum fee for first 10,000,000 authorized shares ........................................            $5,000.00
     each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares                $30.00
     maximum fee per filing for authorized shares in excess of 10,000,000 shares                          $200,000.00


9.   Mail form and fee to: The office is located at:

     Michigan Department of Consumer & Industry Services    6546 Mercantile Way
     Corporation, Securities & Land Development Bureau      Lansing, MI  48910
     Corporation Division
     P.O. Box 30054                                         Telephone: (517) 334-6302
     Lansing, Michigan  48909-7554
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                                 ATTACHMENT A TO
                           CERTIFICATE OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION
                                       FOR
                         SOUTHERN MICHIGAN BANCORP, INC.
                                 CID NO. 242-955


                                   ARTICLE III

                  The total authorized capital stock is: 4,100,000 shares

1.       Common shares:    4,000,000, common par value $2.50 per share

         Preferred shares: 100,000

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         A. Each share of common stock shall have equal voting rights, preferences and privileges.

         B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III to divide and issue the shares of Preferred Stock in series, and by filing a certificate containing the resolution of the Board pursuant to the applicable law of the State of Michigan, to establish from time to time the number of shares to be included in each series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the number of shares constituting that series and the distinctive designation of that series;

                  (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) whether shares of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) whether shares of that series shall be convertible into shares of any class or into shares of any series of any class at the option of the holder, or the Corporation, or upon the happening of a specified event; and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

                  (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) any other relative rights, preferences and limitations of that series as well as other variations in the relative rights and preferences as among different series.



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                                 ATTACHMENT B TO
                           CERTIFICATE OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION
                                       FOR
                         SOUTHERN MICHIGAN BANCORP, INC.
                                 CID NO. 242-955

                                   ARTICLE XI

         Subject to the rights of the holders of any particular class or series of preferred stock or preference stock of this Corporation:

         A. The number of directors of this Corporation shall be fixed from time to time by a resolution adopted by not less than 80% of the directors then in office. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of shareholders, the term of office of the second class to expire at the 2000 Annual Meeting of shareholders and the term of office of the third class to expire at the 2001 Annual Meeting of shareholders. At each Annual Meeting of shareholders following such initial classification and election, the class of directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of shareholders following their election. Each director shall hold office until his successor shall be elected and shall qualify.

         B. (i) Newly created directorships resulting from any increase in the total number of authorized directors may be filled by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular or special meeting of the Board of Directors, or by the shareholders in accordance with the By-Laws, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular or special meeting of the Board of Directors. If the number of directors is increased or decreased, any increase or decrease shall be apportioned as nearly as possible among each class so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill any vacancy resulting from any increase in such class shall hold office for a term which shall coincide with the remaining term of that class. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

         C. Any director may be removed only for cause and only by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the shareholders.




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                                 ATTACHMENT C TO
                           CERTIFICATE OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION
                                       FOR
                         SOUTHERN MICHIGAN BANCORP, INC.
                                 CID NO. 242-955


                                   ARTICLE XII

         Subject to the rights of the holders of any particular class or series of preferred stock or preference stock of this Corporation:

         A. Except as provided in Article X and this Article XII of the Articles of Incorporation, the Articles of Incorporation of this Corporation shall be subject to alteration, amendment or repeal, and new provisions thereof may be adopted, by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Notwithstanding the foregoing and notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation and in addition to any other requirements of applicable law, the alteration, amendment or repeal of, or the adoption of any provision inconsistent with Article X or this Article XII of the Articles of Incorporation shall require the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock, voting together as a single class.

         B. No amendment, alteration, repeal or adoption of any new provision of the Articles of Incorporation shall be made which permits action required or permitted to be taken by shareholders to be taken by written consent by less than all of the holders of Voting Stock unless such amendment, alteration, repeal or adoption of such new provision of the Articles of Incorporation shall have been approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock, voting together as a single class.

         C. The By-Laws of this Corporation shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted, (i) by the affirmative vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors then in office; provided, that any alternation, amendment or repeal, or the adoption of any provision inconsistent with Article II, Section 2 or Section 4, or Article III, Section 2, Section 3,
Section 6, or Section 11, or Article XII or Article XIII of the By-Laws shall require, in the case of shareholder action, the affirmative vote of the holders of not less than two thirds (2/3) of the Voting Stock, voting together as a single class, or, in the case of action by the Board of Directors, the affirmative vote of such number of directors constituting not less than 80% of the directors then in office, or by the sole remaining director, at any regular or special meeting of the Board of Directors.